                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
York International Corporation

We consent to the incorporation by reference in the Registration Statement on Form S-8 of York International Corporation of our reports dated February 10, 1998, relating to the consolidated balance sheets of York International Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, cash flows and stockholders' equity and the related schedule for each of the years in the three-year period ended December 31, 1997, which reports appear in or are incorporated by reference in the December 31, 1997 annual report on Form 10-K of York International Corporation. Our reports refer to the Company's adoption, effective October 1, 1995, of the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."



Harrisburg, Pennsylvania
June 1, 1998



26099-6